UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 8, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, Gabriel Jaramillo submitted his resignation from his position as a member of the board of directors (the “Board”) of Altitude International Holdings, Inc. (the “Company”), effective immediately. Mr. Jaramillo did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jaramillo will continue to serve in his position as Executive Vice President and Director of Tennis Training.

On November 8, 2022, Scott Del Mastro submitted his resignation from his position as a member of the Board, effective immediately. Mr. Del Mastro did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jaramillo will continue to serve in his position as the Chief Operating Officer and Executive Vice President of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

17.1	Letter from Gabriel Jaramillo dated November 8, 2022

17.2	Letter from Scott Del Mastro dated November 8, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2022

ALTITUDE INTERNATIONAL, INC.

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Chief Executive Officer